Exhibit 99.1

Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Ronald Kisling, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com	email: rkisling@nanometrics.com

Nanometrics Reports First Quarter 2013 Financial Results

MILPITAS, Calif., April 30, 2013 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its first quarter ended March 30, 2013.

First Quarter Highlights

•	Competitive win for advanced 3D memory applications with our industry-leading NanoDiffract® OCD software and Atlas® II metrology solution at a leading memory company in Asia;

•	High-volume manufacturing adoption of our UniFire® system for advanced front-end-of-line process control at a leading foundry customer;

•	New order for a UniFire on a 450mm Lynx™ platform addressing front-end-of-line process control applications;

•	Additional penetration into the EUV infrastructure with a follow-on SPARK™ shipment for reticle inspection at a leading foundry customer; and

•	Repurchase of 333,000 shares of common stock for $5.0 million.

GAAP Results

	Q1 2013	Q4 2012	Q1 2012
Revenues	$24,552	$30,270	$55,492
Gross Profit	$10,486	$11,951	$25,066
Income (Loss) from Operations	$(9,603)	$(6,538)	$4,106
Net Income (Loss)	$(5,582)	$(3,647)	$1,703
Earnings (Loss) per Diluted Share	$(0.24)	$(0.16)	$0.07

Non-GAAP Results

	Q1 2013	Q4 2012	Q1 2012
Gross Profit	$11,144	$12,597	$25,703
Income (Loss) from Operations	$(8,747)	$(5,696)	$4,935
Net Income (Loss)	$(5,032)	$(3,112)	$2,884
Earnings (Loss) per Diluted Share	$(0.22)	$(0.13)	$0.12

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics’ website. Non-GAAP results exclude the impact of amortization of acquired intangible assets and certain discrete tax items.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, “As expected, the first quarter was challenging due to limited capital spending by our largest customers. The quarter however had some important bright spots, including competitive wins, increased traction of our UniFire and SPARK products, and adoption of our process control solutions for forthcoming technology inflection points such as 3D memory, 450mm wafer manufacturing and EUV lithography. These bright spots are evidence of continued performance toward our key strategic initiatives, which include strengthening our position with our key customers, increasing our engagements with new customers and applications, and gaining share in additional segments of process control. Looking forward, we see a significant improvement in revenues coming off a low first quarter, and continue to expect a stronger second half 2013. More importantly, the growing number of customer engagements, new applications and increasing market penetration are collectively pointing to an even higher level of business going into 2014.”

First Quarter 2013 Summary

Revenues for the first quarter of 2013 were $24.6 million, down 19% from $30.3 million in the fourth quarter of 2012 and down 56% from $55.5 million in the first quarter of 2012. Gross margin was 42.7% compared to 39.5% in the prior quarter and 45.2% in the year-ago period. The operating loss was $9.6 million compared to an operating loss of $6.5 million in the prior quarter and operating income of $4.1 million in the year-ago period. The net loss was $5.6 million or $0.24 per share, compared to a net loss of $3.6 million or $0.16 per share in the prior quarter and net income of $1.7 million or $0.07 per diluted share in the first quarter of 2012.

On a non-GAAP basis, which excludes the impact of amortization of acquired intangible assets and discrete tax items, gross margin was 45.4% compared to 41.6% in the prior quarter and 46.3% in the year-ago period. The operating loss was $8.7

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Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

million, compared to an operating loss of $5.7 million in the prior quarter and operating income of $4.9 million in the first quarter of 2012. The non-GAAP net loss was $5.0 million or $0.22 per share, compared to a non-GAAP net loss of $3.1 million or $0.13 per share in the prior quarter and non-GAAP net income of $2.9 million or $0.12 per diluted share in the first quarter of 2012.

Balance Sheet Strength

At March 30, 2013, Nanometrics had $95.3 million in cash, cash equivalents and marketable securities and $149.7 million in working capital. Stockholders’ equity, excluding intangible assets, was $184.9 million, or $8.00 per share based on 23.1 million shares outstanding at quarter end.

Business Outlook

Management forecasts improvement in spending by its largest customers in the second quarter of 2013, with total revenues expected to be in the range of $30 to $34 million. Management expects GAAP gross margin in the range of 40% to 43%, non-GAAP gross margin in the range of 42% to 45%, and operating expenses to increase between $1.1 and $2.1 million from the first quarter. The expected increase in operating expenses is primarily due to incremental R&D and applications investments in support of customer engagements at leading edge device nodes. Management expects the second quarter GAAP net loss to be in the range of $0.28 to $0.17 per share and the non-GAAP net loss to be in the range of $0.26 to $0.15 per share.

Conference Call Details

A conference call to discuss first quarter 2013 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

Financial results such as non-GAAP gross profit, gross margin, operating income, net income and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics. Nanometrics’ automated and integrated systems address numerous process control applications, including critical dimension and film thickness measurement, device topography, defect inspection, overlay registration, and analysis of various other film properties such as optical, electrical and material characteristics. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is www.nanometrics.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements included in the quotation from management and statements included in the business outlook section, such as the statements regarding future financial results, including revenue, margins and profitability, customer spending and future levels of business. These forward-looking statements may also be identified by words such as “expect,” “anticipate,” “believe,” “estimate,” “forecasts,” “looking forward,” “plan,” “predict,” “see,” “view,” and similar terms. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 29, 2012 as filed with the Securities and Exchange Commission on March 12, 2013, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

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Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	March 30, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$47,345	$62,915
Marketable securities	47,939	46,993
Accounts receivable, net of allowances of $90 and $82, respectively	19,747	21,388
Inventories	43,545	39,659
Inventories-delivered systems	1,524	2,274
Prepaid expenses and other	7,141	7,492
Deferred income tax assets	12,555	8,593

Total current assets	179,796	189,314
Property, plant and equipment, net	42,938	43,213
Goodwill	11,041	11,352
Intangible assets, net	9,938	10,980
Deferred income tax assets	3,591	3,671
Other assets	829	924

Total assets	$248,133	$259,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,362	$6,398
Accrued payroll and related expenses	5,926	6,670
Deferred revenue	8,221	8,485
Other current liabilities	8,385	7,822
Income taxes payable	274	424
Current portion of debt obligations	945	928

Total current liabilities	30,113	30,727
Deferred revenue, non-current	3,746	4,307
Income taxes payable, non-current	2,280	2,135
Other long-term liabilities	2,011	2,140
Debt obligations	4,131	4,374

Total liabilities	42,281	43,683
Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares authorized; 23,095,612 and 23,250,429, respectively, issued and outstanding	23	23
Additional paid-in capital	235,928	238,326
Accumulated deficit	(29,432)	(23,850)
Accumulated other comprehensive income	(667)	1,272

Total stockholders’ equity	205,852	215,771

Total liabilities and stockholders’ equity	$248,133	$259,454

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Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Net revenues:
Products	$13,079	$47,858
Service	11,473	7,634

Total net revenues	24,552	55,492
Costs of net revenues:
Cost of products	7,960	24,819
Cost of service	5,448	4,970
Amortization of intangible assets	658	637

Total costs of net revenues	14,066	30,426

Gross profit	10,486	25,066
Operating expenses:
Research and development	7,447	7,476
Selling	6,932	7,211
General and administrative	5,512	6,081
Amortization of intangible assets	198	192

Total operating expenses	20,089	20,960

Income (loss) from operations	(9,603)	4,106
Other income (expense):
Interest income	25	52
Interest expense	(226)	(269)
Other expense, net	40	(175)

Total other expense, net	(161)	(392)

Income (loss) before income taxes	(9,764)	3,714
Provision for (benefit from) income taxes	(4,182)	2,011

Net income (loss)	$(5,582)	$1,703

Net income (loss) per share:
Basic	$(0.24)	$0.07

Diluted	$(0.24)	$0.07

Shares used in per share calculation:
Basic	23,341	23,349

Diluted	23,341	23,981

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Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$(5,582)	$1,703
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	2,108	1,790
Stock-based compensation	1,457	1,461
Excess tax benefit from equity awards	367	(645)
Loss on disposal of fixed assets	12	118
Inventory write down	1,321	806
Deferred taxes	(4,065)	2,468
Change in the fair value of contingent payments to Zygo Corporation	389	8
Changes in assets and liabilities:
Accounts receivable	1,268	(9,617)
Inventories	(5,631)	(713)
Inventories-delivered systems	750	(61)
Prepaid expenses and other	592	(2,337)
Accounts payable, accrued and other liabilities	(351)	(1,166)
Deferred revenue	(796)	2,731
Income taxes payable	(360)	518

Net cash used in operating activities	(8,521)	(2,936)

Cash flows from investing activities:
Maturities of marketable securities	10,111	—
Purchases of marketable securities	(11,292)	—
Purchase of property, plant and equipment	(997)	(867)

Net cash used in investing activities	(2,178)	(867)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(133)	(107)
Repayments of debt obligations	(227)	(186)
Proceeds from sale of shares under the employee stock option and purchase plans	1,598	1,214
Excess tax benefit from equity awards	(367)	645
Taxes paid on net issuance of stock awards	(86)	(16)
Repurchase of common stock	(5,000)	—

Net cash provided by (used in) financing activities	(4,215)	1,550

Effect of exchange rate changes on cash and cash equivalents	(656)	32

Net increase (decrease) in cash and cash equivalents	(15,570)	(2,221)
Cash and cash equivalents, beginning of period	62,915	97,699

Cash and cash equivalents, end of period	$47,345	$95,478

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Nanometrics Incorporated	Tel: 408.545.6000
1550 Buckeye Drive	Fax: 408.232.5910
Milpitas, CA 95035	www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2013	December 29, 2012	March 31, 2012
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$10,486	$11,951	$25,066
Non-GAAP adjustments:
Amortization of intangible assets	658	646	637

Non-GAAP gross profit	$11,144	$12,597	$25,703

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$(9,603)	$(6,538)	$4,106
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	658	646	637
Amortization of intangible assets included in operating expenses	198	196	192

Total non-GAAP adjustments to GAAP operating income	856	842	829

Non-GAAP operating income (loss)	$(8,747)	$(5,696)	$4,935

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$(5,582)	$(3,647)	$1,703
Non-GAAP adjustments:
Total non-GAAP adjustments to GAAP operating income	856	842	829
Income tax effect of non-GAAP adjustments	(306)	(307)	(303)
Discrete tax adjustment	—	—	655	(a)

Non-GAAP net income (loss)	$(5,032)	$(3,112)	$2,884

GAAP net income (loss) per diluted share	$(0.24)	$(0.16)	$0.07

Non-GAAP net income (loss) per diluted share	$(0.22)	$(0.13)	$0.12

Shares used in diluted income per share calculation	23,341	23,408	23,981

(a)	Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis.

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